EXHIBIT 99.(6)(b)

FORM OF AMENDED SCHEDULE A
TO
INVESTMENT ADVISORY AGREEMENT
CARILLON SERIES TRUST

Pursuant to Paragraph 7 of the Agreement, each Series shall pay the following fees to the Adviser for rendering investment advisory services. These fees shall be computed daily and paid monthly at the following annual rates as percentages of the Series’ average daily net assets:
Carillon Series Trust – RJ Chartwell Premium Income ETF

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets
All Assets	0.55%
Carillon Series Trust – RJ Eagle Municipal Income ETF

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets
All Assets	0.40%
Carillon Series Trust – RJ Eagle Vertical Income ETF

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets
All Assets	0.50%
Carillon Series Trust – RJ Eagle GCM Dividend Select Income ETF

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets
All Assets	0.50%
Carillon Series Trust – RJ ClariVest Capital Appreciation ETF

Average Daily Net Assets	Advisory Fee as % of Average Daily Net Assets
$0 to $1 billion	0.60%
Over $1 billion	0.55%

Dated:  [  ], 2026